UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

May 22, 2015
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)           On May 22, 2015, Ms. Christine Russell accepted an offer from Uni-Pixel, Inc. (the “Company”) pursuant to which she became the Company’s Chief Financial Officer, effective May 27, 2015. Ms. Russell’s annual salary will be $280,000 per year. In addition, Ms. Russell will be eligible to receive a pro-rata cash bonus for the year ended December 31, 2015 of up to 75% of her annual salary based on performance objectives and targets that are satisfactorily achieved during the periods agreed-upon, as determined by the Compensation Committee and the Company’s Chief Executive Officer. Ms. Russell will be entitled to receive the same benefits and opportunities to participate in any of the Company’s employee benefit plans which may now or hereafter be in effect on a general basis for executive officers or employees. During her employment the Company will provide, at the Company’s sole expense, medical and dental benefits for Ms. Russell and her spouse. In the event of a Change of Control, as defined in the offer letter (the “Offer Letter”) provided to her, if Ms. Russell’s employment is terminated during the period that begins when negotiations for the Change in Control begin and ends on the six month anniversary of the closing of the Change in Control transaction and such termination is not a termination for any other reason, (i) Ms. Russell will receive a severance payment equal to one year of her annual salary, (ii) all unvested equity awards she may have received during her employment will, to the extent that such awards are unvested, immediately vest and (iii) if she elects to continue to receive group health benefits under COBRA, for a period of 12 months following her termination the Company will pay the premiums for her continuation coverage, up to a maximum of $1,500 per month. As an “at-will” employee, Ms. Russell’s employment can be terminated by the Company or by her, at any time and for any reason.

Ms. Russell, age 65, has over 30 years of experience in corporate finance.  From May 2014 to March 2015, Ms. Russell was Chief Financial Officer of Vendavo, Inc., a venture backed enterprise software company that was sold to a private equity firm.  From May 2009 to September 2013, Ms. Russell was the Chief Financial Officer of Evans Analytical Group, a privately held analytical and testing services company with over 700 employees and 22 labs worldwide delivering services to technology firms, including semiconductor, LED, biotechnology and chemical. From June 2006 to May 2009, Ms. Russell was Chief Financial Officer and Executive Vice President, Business Development of Virage Logic Corp., a public company, offering semiconductor intellectual property including memory, logic, I/O and related technologies.  The company merged with Synopsys, Inc. in 2010.  From April 1992 through March 2006, Ms. Russell was a Chief Financial Officer with three publicly traded companies and two privately held companies.

There is no family relationship between Ms. Russell and the Company’s officers and directors.  The Company has not entered into any transaction with Ms. Russell that requires disclosure under Item 404(a) of Regulation S-K.

A copy of the Offer Letter is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description does not purport to be a complete and is qualified in its entirety by reference to the Offer Letter.

On May 27, 2015, Jeffrey W. Tomz, the Company’s former Chief Financial Officer, was appointed as Director of Finance. There was no change to Mr. Tomz’ compensation as a result of this change in position. Mr. Tomz has agreed to continue his employment with the Company until June 30, 2015 (or later if mutually agreed to by Mr. Tomz and the Company).

ITEM 8.01	OTHER EVENTS

On May 28, 2015 the Company issued a press release relating to Ms. Russell’s employment.  A copy of the press release is filed herewith as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated as of May 21, 2015, by and between the Company and Ms. Christine Russell
99.1	Press Release dated May 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date May 28, 2015	By:	/s/ Jeff A. Hawthorne
Jeff A. Hawthorne, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter, dated as of May 21, 2015, by and between the Company and Ms. Christine Russell
99.1	Press Release dated May 28, 2015